EXHIBIT 11.1

STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

(Thousands, except                 Three Months               Six Months
per share amounts)                Ended June 30,            Ended June 30,
                                1995           1994        1995          1994
                              --------       --------    --------      --------
PRIMARY

  Average shares outstanding    10,729         10,613      10,700        10,601

  Net effect of dilutive stock
    options--based on the
    treasury stock method
    using average market
    price                          426            238         429           247
                              --------       --------    --------      --------

                   TOTAL        11,191         10,851      11,129        10,848
                              ========       ========    ========      ========
  Net Income                  $  1,324       $  1,517    $  3,109      $  2,650
                              ========       ========    ========      ========
  Per share amount            $   0.12       $   0.14    $   0.28      $   0.24
                              ========       ========    ========      ========

FULLY DILUTED

  Average shares outstanding    10,729         10,613      10,700        10,601

  Net effect of dilutive stock
    options--based on the
    treasury stock method using
    the quarter-end market
    price, if higher than the
    average market price           512            238         512           247
                              --------       --------    --------      --------
                    TOTAL       11,241         10,851      11,212        10,848
                              ========       ========    ========      ========
  Net Income                  $  1,324       $  1,517    $  3,109      $  2,650
                              ========       ========    ========      ========
  Per share amount            $   0.12       $   0.14    $   0.28      $   0.24
                              ========       ========    ========      ========

Note: Financial data for all periods have been restate to reflect two acquisitions in May 1995, each accounted for as a pooling of interests in which 279,081 total shares were issued.